Exhibit 99.1

Transactions in Company Common Stock by Shant S. Hovnanian

Date	Ownership Form (Direct or Indirect)	Security	Amount of Shares Bought	Amount of Shares Sold	Approximate Price per Share

1996 (1)	Indirect (1)	Common Stock	25,388		See Footnote (1)

1998 (2)	Direct	Common Stock		17,625	$0.0000

6/10/1998	Direct	Common Stock		135,000	$0.7500

6/10/1998	Direct	Common Stock		50,000	$0.9531

9/30/1998 (3)	Indirect (3)	Common Stock	137,500		$0.0000

2000 (4)	Direct	Common Stock		80,000	$0.0100

5/17/2005	Indirect (5)	Common Stock	2,400		$1.5200

5/19/2005	Indirect (5)	Common Stock	3,600		$1.5200

5/20/2005	Indirect (5)	Common Stock	4,000		$1.4700

5/23/2005	Indirect (5)	Common Stock	10,000		$1.4400

9/16/2005	Indirect (5)	Common Stock	6,700		$1.3900

5/31/2007	Indirect (6)	Common Stock	3,900		$0.7900

5/31/2007	Indirect (6)	Common Stock	14,261		$0.8400

6/5/2007	Indirect (6)	Common Stock	10,000		$0.8700

6/6/2007	Indirect (6)	Common Stock	10,000		$0.8900

6/20/2007	Indirect (6)	Common Stock	400		$0.7000

6/21/2007	Indirect (6)	Common Stock	4,134		$0.6900

7/19/2007	Indirect (6)	Common Stock	10,000		$0.6900

Date	Ownership Form (Direct or Indirect)	Security	Amount of Shares Bought	Amount of Shares Sold	Approximate Price per Share

7/19/2007	Indirect (6)	Common Stock	10,000		$0.6900

7/19/2007	Indirect (6)	Common Stock	2,300		$0.7000

7/20/2007	Indirect (6)	Common Stock	2,700		$0.7400

10/24/2007	Direct (7)	Common Stock		1,560,000	$0.0000

10/24/2007	Indirect (7)	Common Stock	1,560,000		$0.0000

(1)  Acquired by an IRA established for the benefit of Shant S. Hovnanian between 1996 and 2005 at prices ranging from $0.5500 per share and $8.0000 per share.

(2)  Between June of 1998 and 5/17/2005, Shant S. Hovnanian made gifts of 17,625 shares to various individuals.

(3)  Between 9/30/1998 and 9/30/2006, a total of 137,500 shares were donated as gifts to trusts established for the benefit of Shant S. Hovnanian’s minor children for which Mr. Hovnanian, as custodian, has sole voting power.

(4)  A total of 80,000 shares were sold during early 2000 in connection with the exercise of warrants issued by Shant S. Hovnanian to unaffiliated third parties.

(5)  Acquired by an IRA established for the benefit of Shant S. Hovnanian.

(6)  Acquired by a corporation majority-owned by Shant S. Hovnanian.

(7)  Donated as gifts to the (i) the Vahak W. Hovnanian Asset Trust, (ii) the Paris J. Hovnanian Asset Trust and (iii) the Charentz J. Hovnanian Asset Trust, three irrevocable trusts established for the benefit of Shant S. Hovnanian’s minor children.